Exhibit 99.1

CONTACTS:	Dennis M. Oates	Michael D. Bornak	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7606	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS POSTS IMPROVED FIRST QUARTER 2014 RESULTS

•	Net Sales Increase 16% from 2013 Fourth Quarter to $46.7 Million

•	First Quarter Backlog Is Up 26%

•	Gross Margin Improves to 13% of Sales; Operating Income is $1.4 Million

•	Net Loss of $0.07 per Diluted Share Includes $0.12 of Tax Charges

BRIDGEVILLE, PA, May 1, 2014 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported net sales for the first quarter of 2014 of $46.7 million, an increase of 16% from the fourth quarter of 2013.

Compared with the fourth quarter of 2013, tons shipped to the aerospace market increased 8%, power generation shipments were up 7%, and shipments to the oil and gas market rose 11%, while heavy equipment market shipments were lower by 10%. Backlog (before surcharges) increased 26% sequentially in the first quarter of 2014 to $58.8 million, the highest level since the third quarter of 2012.

The Company’s gross margin for the first quarter of 2014 was $6.1 million, or 13.0% of sales, compared with $1.5 million, or 3.7% of sales, in the fourth quarter of 2013, and $4.6 million, or 9.5% of sales, in the first quarter of 2013. The strong improvement was due to higher shipments and production levels as compared with the fourth quarter of 2013, in addition to a better matching of surcharges to raw material costs with the rise in nickel pricing compared to the second half of 2013. Included in the Company’s first quarter 2014 results were expenses related to severe weather conditions that approximated $0.6 million pre-tax.

Operating income in the first quarter of 2014 rose to $1.4 million, compared with an operating loss of $2.6 million in the fourth quarter of 2013, and operating income of $0.2 million in the first quarter of 2013.

The Company reported a net loss of $0.5 million, or $0.07 per diluted share, for the first quarter of 2014, which included two state tax charges that were primarily non-cash, and which reduced EPS by approximately $0.9 million, or $0.12 per diluted share. Excluding the impact of the tax charges, net income in the first quarter of 2014 would have been $0.4 million, or $0.05 per diluted share. Net income was $0.04 million, or $0.01 per diluted share, in the first quarter of 2013.

The Company generated positive cash from operations of $2.2 million in the first quarter of 2014, while at the same time it increased its investment in working capital to support higher operating activity levels. The Company also repaid an additional $1.7 million of its debt in the quarter. Total debt has been reduced by 16% since the first quarter of 2013 to $88.1 million.

Chairman, President and CEO Dennis Oates commented: “Improved market demand led by the aerospace market, and progress in gaining customer approvals, drove a more than double digit increase in our bookings and backlog in the first quarter. Our production levels were higher company-wide, increasing our efficiency and contributing to the improvement of our gross margin. Our profitability was also aided by the better alignment of raw material costs and surcharges.”

“Market demand is remaining strong thus far in the second quarter and we have increased our inventory levels since the end of the year, especially in aerospace products, as we believe that most aerospace destocking has been completed. We expect that the other end markets we serve will gradually recover as the year progresses.”

Webcast

The Company has scheduled a conference call for today, May 1, at 10:00 a.m. (Eastern) to discuss first quarter 2014 results. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the second quarter of 2014.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

- TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in thousands, except share and per share information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2014	2013
Net Sales
Stainless steel	$36,627	$35,477
High-strength low alloy steel	3,795	6,593
Tool steel	3,672	4,984
High-temperature alloy steel	1,220	1,270
Conversion services and other sales	1,353	811

Total net sales	46,667	49,135

Cost of products sold	40,607	44,489

Gross margin	6,060	4,646

Selling, general and administrative expenses	4,628	4,479

Operating income	1,432	167

Interest expense	(698)	(608)
Deferred financing amortization	(165)	(81)
Other income, net	4	28

Income (loss) before income taxes	573	(494)

Provision (benefit) for income taxes	1,072	(534)

Net (loss) income	$(499)	$40

Net (loss) income per common share - Basic	$(0.07)	$0.01

Net (loss) income per common share - Diluted	$(0.07)	$0.01

Weighted average shares of common stock outstanding
Basic	7,014,836	6,924,131
Diluted	7,014,836	7,063,703

MARKET SEGMENT INFORMATION

	Three months ended March 31,
	2014	2013
Net Sales
Service centers	$28,791	$32,509
Forgers	6,382	6,629
Rerollers	6,225	5,502
Original equipment manufacturers	3,916	3,684
Conversion services and other sales	1,353	811

Total net sales	$46,667	$49,135

Tons shipped	9,325	9,626

MELT TYPE INFORMATION

	Three months ended March 31,
	2014	2013
Net Sales
Specialty alloys	$42,616	$46,122
Premium alloys *	2,698	2,202
Conversion services and other sales	1,353	811

Total net sales	$46,667	$49,135

END MARKET INFORMATION **

	Three months ended March 31,
	2014	2013
Net Sales
Aerospace	$26,707	$25,735
Power generation	5,415	5,759
Oil & gas	4,249	6,292
Heavy equipment	3,959	5,516
General industrial, conversion services and other sales	6,337	5,833

Total net sales	$46,667	$49,135

*	Premium alloys represent all vacuum induction melted (VIM) products.
**	End market information is our estimate based upon customers and grade of material sold that will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
Assets

Cash	$93	$307
Accounts receivable, net	28,062	21,447
Inventory, net	91,178	82,593
Deferred income taxes	12,361	13,042
Other current assets	4,566	3,906

Total current assets	136,260	121,295
Property, plant and equipment, net	201,340	203,590
Goodwill	20,268	20,268
Other long-term assets	2,541	2,771

Total assets	$360,409	$347,924

Liabilities and Stockholders’ Equity

Accounts payable	$26,737	$14,288
Accrued employment costs	4,195	3,430
Current portion of long-term debt	3,000	3,000
Other current liabilities	1,054	1,023

Total current liabilities	34,986	21,741
Long-term debt	85,057	86,796
Deferred income taxes	42,584	42,532
Other long-term liabilities	668	397

Total liabilities	163,295	151,466
Stockholders’ equity	197,114	196,458

Total liabilities and stockholders’ equity	$360,409	$347,924

CONSOLIDATED STATEMENTS OF CASH FLOW

	Three months ended March 31,
	2014	2013

Operating activities:
Net (loss) income	$(499)	$40
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	4,208	4,272
Deferred income tax	733	(642)
Share-based compensation expense	525	494
Changes in assets and liabilities:
Accounts receivable, net	(6,615)	(4,967)
Inventory, net	(8,990)	(2,611)
Accounts payable	12,449	10,008
Accrued employment costs	765	(975)
Income taxes	520	70
Other, net	(897)	(43)

Net cash provided by operating activities	2,199	5,646

Investing activity:
Capital expenditures	(1,322)	(3,624)

Cash used in investing activity	(1,322)	(3,624)

Financing activities:
Payments on revolving credit facility	(16,045)	(20,381)
Borrowings under revolving credit facility	15,056	18,387
Payment on term loan facility	(750)	—
Proceeds from the issuance of common stock	648	241
Payment of deferred financing costs	—	(475)

Net cash used in financing activities	(1,091)	(2,228)

Net decrease in cash	(214)	(206)
Cash at beginning of period	307	321

Cash at end of period	$93	$115